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[PRICEWATERHOUSECOOPERS LOGO]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Post-Effective Amendment No. 18 to the Registration Statement of Keynote Series Account on Form N-4 (File Nos. 33-19836 and 811-5457) of our reports dated February 18, 1999, on our audits of the financial statements of Keynote Series Account and the financial statements and financial highlights of Diversified Investors Portfolios. In addition, we consent to the inclusion of our report dated February 15, 1999, except for Note 17(b) as to which the date is March 22, 1999, on our audits of the consolidated financial statements of The MONY Life Insurance Company and Subsidiaries.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus and under the caption "Independent Accountants" in the Statement of Additional Information.


                                                /s/ PRICEWATERHOUSECOOPERS LLP

                                                    PricewaterhouseCoopers LLP

New York, New York
April 29, 1999